Exhibit 10.3

SECURITY AGREEMENT

1.        Identification.

This Security Agreement (the "Agreement"), dated as of September 18 2009, is entered into by and between Owlstone Nanotech Inc., a Delaware corporation ("Company" or "Debtor"), and Ingalls & Snyder LLC, as collateral agent acting in the manner and to the extent described in the Collateral Agent Agreement defined below (the "Collateral Agent"), for the benefit of the parties identified on Schedule A hereto (collectively, the "Lenders").

2.        Recitals.

2.1            The Lenders have made, are making and will be making loans to Advance Nanotech, Inc., a

Delaware corporation ("AVNA") which owns approximately 73% of the fully-diluted outstanding common stock of the Company (the "Loans"). It is beneficial to Debtor that the Loans were made and are being made.

2.2            The Loans are and will be evidenced by certain Senior Secured Notes (each, a "Note")

issued by AVNA and on or about the date of this Agreement pursuant to one or more subscription agreements (each, a "Subscription Agreement") to which Company and Lenders are parties. The Notes are further identified on Schedule A hereto and were or will be executed by Company as "Borrower" for the benefit of each Lender as the "Holder" or "Lender" thereof.

2.3            In consideration of the Loans made and to be made by Lenders to AVNA and for other good and valuable consideration, and as security (i) for the performance by AVNA of its obligations under the Notes, (ii) for the performance by AVNA of its obligations (the "April Loans") under those certain Senior Secured Notes (the "April Notes") issued to one or more Lenders as of April 9, 2009, as amended, (iii) for the performance by AVNA of its obligations (the "August Loans") under those certain Senior Secured Notes (the "August Notes") issued to one or more Lenders as of August 10, 2009, as amended and (iv) for the repayment of the Loans, the April Loans and the August Loans and all other sums due from AVNA and Debtor to Lenders (collectively, the "Obligations") arising under this Agreement, the Notes, the April Notes, the August Notes, the Subscription Agreement and other agreements referred to therein (collectively, the "Transaction Documents"), Debtor, for good and valuable consideration, receipt of which is acknowledged, has agreed to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth. Obligations include all future advances by Lenders to Debtor made pursuant to the Subscription Agreement.

2.4            The Lenders have appointed the Collateral Agent as collateral agent pursuant to that certain Collateral Agent Agreement dated at or about the date of this Agreement ("Collateral Agent Agreement"), among the Lenders and Collateral Agent.

2.5            The following defined terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Instruments and Proceeds.

3.            Grant of General Security Interest in Collateral.

3.1            As security for the Obligations, the Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral, which security interest shall be a first priority security interest except as set forth in Schedule 3.1 hereto.

3.2           "Collateral" shall mean all of the following property of Debtor:

All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:

(i)    Intellectual Property: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: registered and unregistered patents (including but not limited to the patents, patents pending and applications set forth on Schedule B hereto), trademarks, service marks, intellectual property certificates, copyrights, domain names, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists and licenses with respect to any of the foregoing, whether as licensor or licensee (all of the foregoing being sometimes hereinafter referred to as "Intellectual Property");

(ii)    Books and Records: All present and future books and records relating to any of the above, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

(iii)   Products and Proceeds: All Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

3.3           The Collateral Agent is hereby specifically authorized, after the Maturity Date (defined in the Notes) is accelerated if the Notes are not repaid when such repayment is due (after all applicable cure periods), or after the occurrence of an Event of Default (as defined herein) and the expiration of any applicable cure period, to transfer any Collateral into the name of the Collateral Agent and to take any and all action deemed advisable to the Collateral Agent to remove any transfer restrictions affecting the Collateral.

4.           Perfection of Security Interest.

4.1           Debtor shall prepare, execute and deliver to the Collateral Agent UCC-1 Financing

Statements (the "Financing Statements"). The Collateral Agent is instructed to prepare and file at Debtor's cost and expense, financing statements in such jurisdictions deemed advisable to the Collateral Agent, including but not limited to the State of Delaware and the U.S. Patent and Trademark Office. The Financing Statements are deemed to have been filed for the benefit of the Collateral Agent and Lenders identified on Schedule A hereto.

4.2           All Instruments constituting Collateral from time to time required to be pledged to

Collateral Agent pursuant to the terms hereof (the "Additional Collateral") shall be delivered to Collateral Agent promptly upon receipt thereof by or on behalf of the Debtor_ All such Instruments shall be held by or on behalf of Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Collateral Agent.

5.             Reserved.

6.            Further Action By Debtor; Covenants and Warranties.

6.1           Collateral Agent at all times shall have a perfected security interest in the Collateral. Each Debtor represents that it has and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. The Collateral Agent's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Collateral Agent, subject only to any security interest described on Schedule 6.1. Debtor will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Collateral Agent to establish, maintain and continue the perfected security interest of Collateral Agent in the perfected Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches reasonably deemed necessary by Collateral Agent from time to time to establish and determine the validity and the continuing priority of the security interest of Collateral Agent, and also pay all other claims and charges that, in the opinion of Collateral Agent, exercised in good faith, are reasonably likely to materially prejudice, imperil or otherwise affect the Collateral or Collateral Agent's or Lenders' security interests therein.

6.2           Except (a) as provided in the second succeeding sentence and (b) in connection with sales of Collateral, in the ordinary course of business, for fair value and in cash, and except for Collateral which is substituted by assets of identical or greater value (with the consent of the Collateral Agent) or which is inconsequential in value, Debtor will not sell, transfer, assign or pledge items of Collateral (or allow any such items to be sold, transferred, assigned or pledged), without the prior written consent of Collateral Agent. Although Proceeds of Collateral are covered by this Agreement, this shall not be construed to mean that Collateral Agent expressly consents to any sale of the Collateral, except as provided herein or as exempted from the requirement that such consent be obtained. Notwithstanding the foregoing, transfers or other dispositions of Collateral as follows shall be free of the security interest of Lenders and Collateral Agent and Lenders and Collateral Agent shall promptly execute such documents (including without limitation releases and termination statements) as may be required by Debtor to evidence or effectuate the same: (i) any sale, transfer or other disposition of Collateral in the ordinary course of business; provided, that any Proceeds of such sale, transfer, or other disposition shall remain subject to the security interests herein described; (ii) dispositions of Collateral or interests therein directly or indirectly through licensing out or entry into co-development, marketing or other commercialization arrangements with regard to Collateral; or (iii) a transfer of the Collateral to a United States formed and located subsidiary on prior notice to Collateral Agent; provided, that the Collateral remains subject to the security interests herein described. In this connection, the Collateral Agent and the Lenders acknowledge and agree that it is in the ordinary course of the Debtor's business to develop and commercialize the Collateral and products and services utilizing the same through licensing out, co-development, marketing or other commercialization arrangements with regard to the Collateral.

6.3           Debtor will, at all reasonable times during regular business hours and upon reasonable notice, allow Collateral Agent or its representatives reasonable access to the Collateral and Debtor's records which relate to the Collateral, for such inspection and examination as Collateral Agent reasonably deems necessary.

6.4           Debtor, at its sole cost and expense, will protect and defend this Agreement, all of the rights of Collateral Agent and Lenders hereunder, and the Collateral against the claims and demands of all other persons.

6.5           Debtor will promptly notify Collateral Agent of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that are reasonably likely to affect or impair any of the rights of Collateral Agent under this Agreement in any material respect.

6.6           Debtor, at its own expense, will obtain and maintain in force insurance policies covering losses or damage to those items of Collateral, if any, which constitute physical personal property, which insurance shall be of the types customarily insured against by companies in the same or similar business, similarly situated, in such amounts (with such deductible amounts) as is customary for such companies under the same or similar circumstances, similarly situated. Debtor shall make the Collateral Agent a loss payee thereon to the extent of its interest in the Collateral. Collateral Agent is hereby irrevocably (until the Obligations are paid in full) appointed Debtor's attorney-in-fact to endorse any check or draft that may be payable to such Debtor so that Collateral Agent may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Collateral Agent in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

6.7           Collateral Agent may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor upon Debtor's failure to do so. All amounts expended by Collateral Agent in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor to Collateral Agent upon demand and shall bear interest at the lesser of 15% per annum or the highest legal amount from the dates of such expenditures until paid.

6.8           Upon the request of Collateral Agent, Debtor will furnish to Collateral Agent within five (5) business days thereafter, or to any proposed assignee of this Agreement, a written statement in form reasonably satisfactory to Collateral Agent, duly acknowledged, certifying the amount of the principal and interest and any other sum then owing under the Obligations, whether to its knowledge any claims, offsets or defenses exist against the Obligations or against this Agreement, or any of the terms and provisions of any other agreement of Debtor securing the Obligations. In connection with any assignment by Collateral Agent of this Agreement, Debtor hereby agrees to cause the insurance policies required hereby to be carried by such Debtor, if any, to be endorsed in form satisfactory to Collateral Agent or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Collateral Agent within ten (10) calendar days after request therefor by Collateral Agent.

6.9           Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other reasonable assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require to perfect its security interest hereunder.

6.10         Debtor represents and warrants that Debtor is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

7.            Power of Attorney.

At any time an Event of Default has occurred and is continuing, Debtor hereby irrevocably constitutes and appoints the Collateral Agent as the true and lawful attorney of such Debtor, with full power of substitution, in the place and stead of such Debtor and in the name of such Debtor or otherwise, at any time or times, in the discretion of the Collateral Agent, to take any action and to execute any instrument or document which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. This power of attorney is coupled with an interest and is irrevocable until the Obligations are satisfied.

8.            Performance-By The Collateral Agent.

If Debtor fails to perform any material covenant, agreement, duty or obligation of such Debtor under this Agreement, the Collateral Agent may, after any applicable cure period, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Collateral Agent incurred in connection with the foregoing authorization shall be payable by Debtor as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Collateral Agent under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Collateral Agent with respect thereto, such rights, remedies and powers being solely for the protection of the Collateral Agent.

9.	Event of Default.

An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined and described in this Agreement, in the Notes, and any other agreement to which Debtor and a Lender are parties relating to the offering of the Notes. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Collateral Agent, for the benefit of the Lenders, and the Collateral Agent may dispose of Collateral as provided below. A default by Debtor of any of its material obligations pursuant to this Agreement and any of the Transaction Documents shall be an Event of Default hereunder and an "Event of Default" as defined in the Notes.

10.           Disposition of Collateral.

Upon and after any Event of Default which is then continuing,

10.1          The Collateral Agent may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations. In addition to other rights and remedies provided for herein or otherwise available to it, the Collateral Agent shall have all of the rights and remedies of a tender on default under the Uniform Commercial Code then in effect in the State of New York.

10.2          If any notice to the Debtor of the sale or other disposition of Collateral is required by then applicable law, seven business (7) days prior written notice (which Debtor agrees is reasonable notice within the meaning of Section 9.612(a) of the Uniform Commercial Code) shall be given to the Debtor of the time and place of any sale of Collateral which Debtor hereby agrees may be by private sale. The rights granted in this Section are in addition to any and all rights available to Collateral Agent under the Uniform Commercial Code.

10.3          All proceeds received by the Collateral Agent for the benefit of the Lenders in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Collateral Agent pursuant to Paragraph 12.1 hereof) against the Obligations pro rata among the Lenders in proportion to their interests in the Obligations. Upon payment in full of all Obligations, the Debtor shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Collateral Agent incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Collateral Agent to the Debtor shall be without representation or warranty of any nature whatsoever and wholly without recourse. To the extent allowed by law, each Lender may purchase the Collateral and pay for such purchase by offsetting up to such Lender's pro rata portion of the purchase price with sums owed to such Lender by Debtor arising under the Obligations or any other source.

11.            Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other agreements and understandings, oral or written, with respect to the matters contained herein.

12.            Miscellaneous.

  12.1        Expenses. Debtor shall pay to the Collateral Agent, on demand, the amount of any and all reasonable expenses, including, without limitation, reasonable attorneys' fees, reasonable legal expenses and reasonable brokers' fees, which the Collateral Agent may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Collateral Agent hereunder or with respect to any or all of the Obligations upon breach or threatened breach; or (c) failure by Debtor to perform and observe any agreements of Debtor contained herein which are performed by the Collateral Agent.

 12.2         Waivers, Amendment and Remedies. No course of dealing by the Collateral Agent and no failure by the Collateral Agent to exercise, or delay by the Collateral Agent in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Collateral Agent. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor therefrom, shall, in any event, be effective unless contained in a writing signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Collateral Agent, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Collateral Agent from time to time in such order as the Collateral Agent may elect.

12.3         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of any mailing as set forth in the preceding sentence, whichever shall first occur. The addresses for such communications to any party hereto shall be the same at its address set forth below or to such other address as either party shall hereafter give to the other by notice duly made under this Section:

To Debtor:	Owlstone Nanotech Inc.
400 Rella Blvd., Suite 160 Montebello, NY 10901 Attn: Thomas Finn, CFO Fax: 845-533-4232

To Lenders:	To the addresses and telecopier numbers set forth on Schedule A

To the Collateral Agent	Ingalls & Snyder LLC
61 Broadway, New York, NY 10006
Attention: Tom Bouchen

12.4       Term; Binding Effect. This Agreement shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor, and its successors and permitted assigns; and (c) inure to the benefit of the Collateral Agent, for the benefit of the Lenders and their respective successors and assigns.

12.5       Captions. The captions of Paragraphs, Articles and Sections in this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

12.6       Governing Law; Venue; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York in the County of New York or in the federal courts located in the State and County of New York. Subject to the foregoing, the parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Company and Lenders waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

12.7        Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

13.           Interereditor Terms. As between the Lenders, any distribution under paragraph 10.4 shall be made proportionately based upon the remaining principal amount (plus accrued and unpaid interest) to each as to the total amount then owed to the Lenders as a whole. The rights of each Lender hereunder are pari passu to the rights of the other Lenders hereunder. Any recovery hereunder shall be shared ratably among the Lenders according to the then remaining principal amount owed to each (plus accrued and unpaid interest) as to the total amount then owed to the Lenders as a whole.

14.           Termination; Release. When the Obligations have been indefeasibly paid and performed in full, this Agreement shall terminate, and the Collateral Agent, at the request and sole expense of Debtor, will execute and deliver to the Debtor the proper instruments (including without limitation UCC termination statements) acknowledging the termination of the Agreement and any security interest, lien or assignment created hereby, and duly assign, transfer and deliver to the Debtor, without recourse, representation or warranty of any kind whatsoever, such of the Collateral, including, without limitation, the Notes and any Additional Collateral, as may be in the possession of the Collateral Agent.

15.           Collateral Agent.

15.1         Collateral Agent Powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Lenders) in the Collateral and shall not impose any duty on it to exercise any such powers.

15.2         Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any Collateral in its possession; provided, however, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purposes as any owner thereof reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Collateral Agent, to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

[THIS SPACE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.

"DEBTOR"	"COLLATERAL AGENT"

OWLSTONE NANOTECH INC., a Delaware corporation	INGALLS & SNYDER LLC

By: /s/ Thomas Finn	By: /s/ Thomas O. Boucher Jr.
Name: Thomas Finn	Ingalls & Snyder LLC
Title: Chief Financial Officer	Manager

This Security Agreement may be signed by facsimile signature and delivered by confirmed facsimile transmission.

SCHEDULE A TO SECURITY AGREEMENT

(AS OF SEPTEMBER 18, 2009)

LENDER	PRINCIPAL AMOUNT OF NOTE TO BE ISSUED
INGALLS & SNYDER - CLOSED ON SEPTEMBER 18, 2009	$300,000.00
INGALLS & SNYDER- CLOSED ON AUGUST 10, 2009	$200,000.00
INGALLS & SNYDER CLOSED ON JUNE 24, 2009	$200,000.00
INGALLS & SNYDER - CLOSED ON JUNE 18, 2009	$300,000.00
KEVIN MCGRATH - CLOSED ON APRIL 15, 2009	$150,000.00
KEVIN MCGRATH - CLOSED ON APRIL 15, 2009	$150,000.00

SCHEDULE B TO SECURITY AGREEMENT
PATENTS, PATENTS PENDING, APPLICATIONS

UCC FINANCING STATEMENT ATTACHED

UCC FINANCING STATEMENT
FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional] Thomas O. Boucher Jr., 212-269-7897

B. SEND ACKNOWLEDGMENT TO: (Name and Address) Ingalls & Snyder LLC 61 Broadway New York, NY 10006 Attn: Thomas Boucher Jr.
THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. OR	DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (1a or 1b) – do not abbreviate or combine names
1a. ORGANIZATION’S NAME Owlstone Nanotech, Inc.
	1b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 400 Rella Blvd., Suite 160		CITY Montebello	STATE NY	POSTAL CODE 10901	COUNTRY USA

1d. TAX ID: SSN OR EIN	ADD’L INFO RE ORGANIZATION	1e. TYPE OF ORGANIZATION	1f. JURISDICTION OF ORGANIZATION	1g. ORGANIZATIONAL ID#, if any
	DEBTOR	Corporation	Delaware	DE3928314	☐ NONE

2. OR	ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME – insert only one debtor name (2a or 2b) – do not abbreviate or combine names
2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME	FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS		CITY	STATE	POSTAL CODE	COUNTRY

2d. TAX ID: SSN OR EIN	ADD’L INFO RE ORGANIZATION	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID#, if any
	DEBTOR				☐ NONE

3. OR	SECURED PARTY’S NAME – (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P) - insert only one secured party name (3a or 3b)
3a. ORGANIZATION’S NAME Ingalls & Snyder LLC

61 Broadway	New York	NY	10006	USA

4. This FINANCING STATEMENT covers the following collateral
See Exhibit A attached hereto. This financing statement is filed in connection with the Security Agreement, dated as of September 18, 2009, by and between Owlstone Nanotech, Inc. and Ingalls & Snyder LLC, as collateral agent for the benefit of the parties identified on Schedule A thereto.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐ LESSEE/LESSOR ☐ CONSIGNEE/CONSIGNOR ☐ BAILEE/BAILOR ☐ SELLER/BUYER ☐AG. LIEN ☐ NON-UCC FILING
6.☐This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST ADDITIONAL SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional] ☐ All Debtors ☐ Debtor 1 ☐ Debtor 2
8. OPTIONAL FILER REFERENCE DATA

Exhibit A

All of the following property of Debtor:

All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:

(i)             Intellectual Property: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: registered and unregistered patents, trademarks, service marks, intellectual property certificates, copyrights, domain names, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists and licenses with respect to any of the foregoing, whether as licensor or licensee;

(ii)             Books and Records: All present and future books and records relating to any of the above, including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and

(iii)            Products and Proceeds: All Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

Security Agreetment: Shedule 3.1

As security for the Obligations of Debtor, the Debtor hereby grants the Collateral Agent, for the benefit of the Lenders, a security interest in the Collateral, which security interest shall be a first priority security interest.

Security Agreetment: Shedule 6.1

None